UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2012

ActiveCare, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53570 (Commission File Number)	87-0578125 (IRS Employer Identification No.)

5095 West 2100 South, Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 974-9474

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

Effective September 1, 2012, ActiveCare, Inc., has entered into a letter of intent (“LOI”) for the purchase of all of the assets and the assumption of certain liabilities of Rapid Medical Response, LLC, a Utah limited liability company, and Green Wire, LLC, a Utah limited liability company. The transaction is subject to completion of due diligence and execution of a definitive agreement on or before September 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ActiveCare, Inc.

By:	/s/ Michael G. Acton
Michael G. Acton Chief Financial Officer

Date: September 15, 2012